Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Mariela Matute, the Chief Financial Officer of Tupperware Brands Corporation, certify that, to the best of my knowledge, (i) the Form 10-K for the year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Tupperware Brands Corporation.

Date:	October 13, 2023	/s/ Mariela Matute
Mariela Matute
Chief Financial Officer